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                                                                    EXHIBIT 12.1

                    CHANDLER (U.S.A.), INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                              THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                          MARCH 31,
                                                ---------------------------------------------------------------------------------
                                                  1994        1995         1996        1997        1998        1998        1999
                                                --------    --------     --------    --------    --------    --------    --------
                                                                        (in thousands except for ratio)
COMPUTATION OF EARNINGS:
  Income (loss) before income taxes             $ (1,624)   $ (1,546)    $ (2,097)   $  5,286    $    786    $     78    $  1,038
  Fixed charges, net                                 321         371          554         808       1,070    $    203    $    298
                                                --------    --------     --------    --------    --------    --------    --------
    Total earnings                              $ (1,303)   $ (1,175)    $ (1,543)   $  6,094    $  1,856    $    281    $  1,336
                                                --------    --------     --------    --------    --------    --------    --------
                                                --------    --------     --------    --------    --------    --------    --------

COMPUTATION OF FIXED CHARGES:
  Interest Expense                              $      2    $     52     $    146    $    442    $    887    $    125    $    216
  Amortization of debt issuance expense               --          --           45           3          17           4           4
  Interest factor in rental expense                  319         319          363         363         166          74          78
                                                --------    --------     --------    --------    --------    --------    --------
    Total fixed charges                         $    321    $    371     $    554    $    808    $  1,070    $    203    $    298
                                                --------    --------     --------    --------    --------    --------    --------
                                                --------    --------     --------    --------    --------    --------    --------
RATIO OF EARNINGS TO FIXED CHARGES                 (4.06)      (3.17)       (2.79)       7.54        1.73        1.38        4.49
                                                --------    --------     --------    --------    --------    --------    --------
                                                --------    --------     --------    --------    --------    --------    --------
PROFORMA RATIO FOR DEBT REFINANCING:

Increase in interest expense relating to
  proposed issuance of new debt                                                                  $  1,838                $    469

Decrease in interest expense on debt
  presently outstanding that will be retired
  with the proceeds of proposed offering                                                             (799)                   (195)
                                                                                                 --------                --------
Total adjustment to fixed charges                                                                $  1,039                $    274
                                                                                                 --------                --------
                                                                                                 --------                --------
Adjusted earnings                                                                                $  1,856                $  1,336
Adjusted fixed charges                                                                           $  2,109                $    572

Proforma ratio                                                                                       0.88                    2.34

Historical ratio                                                                                     1.73                    4.49

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